UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2020 (June 9, 2020)

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51829	46-5706863
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2450 N St NW Washington, District of Columbia	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-295-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	CCOI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On June 9, 2020, Cogent Communications Group, Inc. (“Cogent”), a wholly owned indirect subsidiary of Cogent Communications Holdings, Inc. (the “Company”), consummated the previously announced redemption of all of its outstanding 5.625% senior notes due 2021. On June 10, 2020, substantially simultaneously with the release from escrow to Cogent of the proceeds of the €215,000,000 aggregate principal amount of 4.375% senior notes due 2024 (the “Temporary Notes”) that were previously issued by Cogent Communications Finance, Inc. (the “Escrow Issuer”), the Temporary Notes and all accrued interest thereon were automatically exchanged for additional notes (the “Tack-On Notes” and such exchange, the “Tack-On Notes Exchange”) and all accrued interest thereon issued by Cogent under the indenture, dated June 25, 2019 (the “Base Indenture”), among Cogent, the guarantors party thereto, Wilmington Trust, National Association, as trustee (the “Trustee”), Deutsche Bank AG, London Branch, as paying agent, and Deutsche Bank Luxembourg S.A., as registrar and authentication agent, pursuant to which Cogent previously issued its existing €135 million aggregate principal amount of 4.375% senior notes due 2024 (the “Existing Notes” and, together with the Tack-On Notes, the “Notes”). Cogent expects to use the remaining net proceeds for general corporate purposes and/or to make special or recurring dividends to the Company.

The Temporary Notes were issued pursuant to, and governed by, an indenture, dated June 3, 2020 (the “Temporary Indenture”), among the Escrow Issuer, the Trustee, Deutsche Bank AG, London Branch, as paying agent, and Deutsche Bank Trust Company Americas, as registrar and authentication agent.

In connection with the Tack-On Notes Exchange, the Escrow Issuer was merged with and into Cogent, with Cogent surviving such merger, and Cogent assumed all of the Escrow Issuer’s rights and obligations under the Temporary Notes and the Temporary Indenture pursuant to a first supplemental indenture, dated June 10, 2020, between Cogent and the Trustee (the “Temporary Supplemental Indenture”). Upon consummation of the Tack-On Notes Exchange, Cogent’s obligations under the Temporary Notes and the Temporary Indenture were terminated.

In connection with the Tack-On Notes Exchange, the Tack-On Notes were issued pursuant to, and are governed by, a first supplemental indenture, dated June 10, 2020 (the “Supplemental Indenture”), among Cogent, the Company, the other guarantors named therein and the Trustee, to the Base Indenture (the Base Indenture together with the Supplemental Indenture, the “Indenture”). The Tack-On Notes have substantially identical terms to the Existing Notes other than the date of the initial issuance, the date from which interest will initially begin to accrue and the first interest payment date. It is expected that the Tack-On Notes (following any restricted period required by applicable law or regulation) will trade under the same Common Code number and ISIN as the Existing Notes. The Tack-On Notes constitute the same series of securities as the Existing Notes for purposes of the Indenture, and will vote together on all matters with the Existing Notes.

The Notes are guaranteed (the “Guarantees”) on a senior unsecured basis, jointly and severally, by Cogent’s material domestic subsidiaries, subject to certain exceptions, and by the Company (collectively, the “Guarantors” and each, a “Guarantor”). Under certain circumstances, the Guarantors may be released from these Guarantees without the consent of the holders of the Notes.

The Notes and the Guarantees are Cogent’s and the Guarantors’ senior unsecured obligations. The Notes and the Guarantees are effectively subordinated to all of Cogent’s and the Guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and are structurally subordinated to all indebtedness and other liabilities of subsidiaries that are not Guarantors. Without giving effect to collateral arrangements, the Notes and the Guarantees rank pari passu in right of payment with Cogent’s and the Guarantors’ existing and future senior indebtedness. The Notes and the Guarantees rank contractually senior in right of payment to all of Cogent’s and the Guarantors’ existing and future subordinated indebtedness.

The Temporary Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to certain non-U.S. persons in transactions outside the United States in compliance with Regulation S under the Act. The Temporary Notes and the Tack-On Notes have not been registered under the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Application will be made for the Tack-On Notes to be listed on the Official List of The International Stock Exchange; however, there can be no assurance that the application will be successful or that any such listing will be granted or maintained.

The Tack-On Notes bear interest at a rate of 4.375% per annum. Interest began to accrue on the Tack-On Notes on December 30, 2019 and will be paid semi-annually in arrears on June 30 and December 30 of each year, commencing June 30, 2020, to the persons who are registered holders of the Tack-On Notes at the close of business on the June 15 and December 15 immediately preceding the applicable interest payment date. Unless earlier redeemed or repurchased, the Tack-On Notes will mature on June 30, 2024.

Cogent may redeem some or all of the Notes at any time prior to June 30, 2021 at a price equal to 100% of the principal amount of the Notes, plus a “make-whole” premium as set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. Thereafter, Cogent may redeem the Notes, in whole or in part, at a redemption price ranging from 102.188% to par (depending on the year), as set forth in the Indenture. Cogent may also redeem up to 35% of the principal amount of the Notes using proceeds of certain equity offerings completed prior to June 30, 2021 at a redemption price equal to 104.375%, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, subject to certain exceptions. Cogent may also redeem the Notes, in whole but not in part, in the event of certain changes in the tax laws of the United States (or any taxing authority in the United States). This redemption would be at 100% of the principal amount of the Notes to be redeemed (plus any accrued interest and additional amounts then payable with respect to the Notes to, but not including, the redemption date).

If Cogent undergoes specific kinds of change in control accompanied by certain ratings events, it will be required to offer to repurchase the Notes from holders at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. Additionally, if Cogent or any of its restricted subsidiaries sells assets does not apply the proceeds from such sale in a certain manner or certain other events have not occurred, under certain circumstances, Cogent will be required to use the excess net proceeds to make an offer to purchase the Notes at an offer price in cash equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

In connection with any offer to purchase all or any of the Notes (including a change of control offer, asset sale offer or any tender offer), if holders of no less than 90% of the aggregate principal amount of the Notes validly tender their Notes, Cogent or a third party is entitled to redeem any remaining Notes at the price offered to each holder.

The Indenture include covenants that restrict Cogent and its restricted subsidiaries’ ability to, among other things:

•        incur indebtedness;

•        issue certain preferred stock or similar equity securities;

•        pay dividends or make other distributions in respect of, or repurchase or redeem, capital stock;

•        make certain investments and other restricted payments, such as prepayment, redemption or repurchase of certain indebtedness;

•        create liens;

•        consolidate, merge, sell or otherwise dispose of all or substantially all of the assets of Cogent and its restricted subsidiaries taken as a whole;

•        incur restrictions on the ability of a subsidiary to pay dividends or make other payments; and

•        enter into transactions with affiliates.

However, the covenants provide for certain exceptions to these restrictions and the Company is not subject to the covenants under the Indenture. Certain covenants will cease to apply to the Notes if, and for so long as, the Notes have investment grade ratings from any two of Moody’s Investors Service, Inc., Fitch Ratings, Inc. and S&P Global Ratings and so long as no default or event of default under the Indenture has occurred and is continuing.

In addition, subject to certain exceptions and limitations, Cogent (or the applicable Guarantor) will pay additional amounts as may be necessary to ensure that every net payment on a Note by Cogent, such Guarantor or the paying agent to a holder who is not a United States person, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority of the United States, will not be less than the amount provided in such Note to be then due and payable.

The principal amount of the Notes would become immediately due and payable upon the occurrence of certain bankruptcy or insolvency events involving Cogent or certain of its subsidiaries, and may be declared immediately due and payable by the trustee or the holders of at least 25% of the aggregate principal amount of the then-outstanding Notes upon the occurrence of certain events of default under the Indenture. Events of default include the following with respect to Cogent and its significant subsidiaries: (i) failure to pay principal, premium or interest at required times; (ii) failure to comply with any other agreements in the Indenture; (iii) default on certain material indebtedness that is caused by a failure to make a payment when due at maturity or results in the acceleration of such indebtedness prior to its maturity; (iv) failure to pay certain material judgments; (v) a Guarantee being held unenforceable or invalid or a Guarantor denying its obligations under its Guarantee; and (vi) certain events of bankruptcy or insolvency.

Copies of the Temporary Supplemental Indenture, the Indenture, including the form of Tack-On Notes, and the Supplemental Indenture are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively. The foregoing description does not purport to be complete, the descriptions of the Temporary Supplemental Indenture, the Temporary Notes, the Indenture and the Notes in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of the Temporary Supplemental Indenture, the Indenture and the Notes, respectively, which are incorporated by reference herein.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit
Number	Description

4.1	First Supplemental Indenture to the Temporary Indenture, dated as of June 10, 2020, between Cogent Communications Group, Inc. and Wilmington Trust, National Association, as trustee.

4.2	Indenture, dated as of June 25, 2019, among Cogent Communications Group, Inc., the guarantors named therein, Wilmington Trust, National Association, as trustee, Deutsche Bank AG, London Branch, as paying agent, and Deutsche Bank Luxembourg S.A., as authentication agent and registrar (filed as Exhibit 4.1 to the Company’s report on Form 8-K dated June 26, 2019 and incorporated herein by reference).

4.3	Form of 4.375% Senior Notes due 2024 (included as Exhibit A to Exhibit 4.2 hereto).

4.4	First Supplemental Indenture to the Base Indenture, dated as of June 10, 2020, among Cogent Communications Group, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2020

Cogent Communications Holdings, Inc.

	By:	/s/ David Schaeffer
Name: David Schaeffer
Title: President and Chief Executive Officer